SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __ )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

        [ ] Preliminary proxy statement
        [X] Definitive proxy statement
        [ ] Definitive additional materials
        [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                     [ ] Confidential for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))


                             FLUOR DANIEL GTI, Inc.
                             ----------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

         [X]  N o fee required .
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedule or registration statement no.:

         (3)  Filing party:

         (4)  Date filed:







                             FLUOR DANIEL GTI, INC.
                              100 RIVER RIDGE DRIVE
                          NORWOOD, MASSACHUSETTS 02062

                                ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ----------------


To the Stockholders:

     The Annual Meeting of Stockholders of Fluor Daniel GTI, Inc. will be held on Wednesday, March 19, 1997, at 9:30 a.m., at the Courtyard Marriott, 300 River Ridge Drive, Norwood, Massachusetts for the following purposes:

     1. To set the number of directors at seven and to elect six members to the Board of Directors to serve for the ensuing year, or until their successors are elected and qualified.

     2.  To consider and act upon a proposal to approve the 1997 Stock Plan.

     3. To consider and act upon the matter of ratifying the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1997.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on January 30, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy card, and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ Catherine L.  Farrell

                                            CATHERINE L. FARRELL
                                            Vice President, General Counsel
                                             and Secretary
February 11, 1997

================================================================================
                             YOUR VOTE IS IMPORTANT.
                    PLEASE PROMPTLY COMPLETE, SIGN, DATE AND
                   RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.
================================================================================

                             FLUOR DANIEL GTI, INC.

                                 PROXY STATEMENT

                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 19, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fluor Daniel GTI, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, March 19, 1997 and any adjournment thereof for the purpose of considering and voting upon the matters set forth in the accompanying notice of Annual Meeting. The address of the Company's principal executive office is 100 River Ridge Drive, Norwood, Massachusetts 02062. This proxy statement and the form of proxy are first being mailed to stockholders on or about February 11, 1997.

                    REVOCABILITY OF PROXY AND VOTING OF PROXY

     Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised, or by voting in person at the Annual Meeting. All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the six nominees for director, FOR approval of the 1997 Stock Plan and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 1997. The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company.

                          RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on January 30, 1997, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 8,212,656 shares of Common Stock, par value $.001 per share (the "Common Stock"). (On May 10, 1996, each outstanding share of Common Stock, $.01 par value (the "Old Common Stock") was converted into
 .5274 of a share of Common Stock and $8.62 in cash.) Each stockholder is entitled to one vote for each share of Common Stock held of record on that date on all matters that are properly presented for action at the Annual Meeting. The Company has no other outstanding voting securities.






     A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to conduct the election of directors and other matters described in this Proxy Statement. If a majority of shares is represented, then the two nominees for director will be elected if more shares are voted for than against them. On all other matters considered at the Annual Meeting, a majority of the shares represented at the Annual Meeting is required for approval. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Under the Company's Amended and Restated Certificate of Incorporation and By-laws, abstentions have the same effect as a vote "against" the matter. Under Delaware law, "non-votes" will be treated as neither a vote "for" nor "against" the matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K, containing consolidated financial statements for the six-month interim fiscal year ended October 31, 1996 (the "Interim Fiscal Year"), is being mailed with this Proxy Statement to each stockholder's address of record. That Report is not incorporated in this Proxy Statement by reference.


                              ELECTION OF DIRECTORS

     Set forth below is information concerning the nominees for director to be elected at the Annual Meeting. The Board of Directors expects that all the nominees will be available for election. In the event that any of the nominees for any reason should become unavailable, proxies will be voted for a nominee or nominees designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

     Pursuant to the Investment Agreement dated December 11, 1995, as amended, between the Company, Fluor Daniel, Inc. ("Fluor Daniel") and a subsidiary of each of the Company and Fluor Daniel (the "Investment Agreement"), Fluor Daniel has agreed (a) until April 30, 1999, to vote all shares of Common Stock owned by it in favor of fixing the size of the Board of Directors at not more than seven and in favor of not less than three Independent Directors, and (b) until the annual stockholders' meeting of the Company (or written consent in lieu thereof) held in 1998, to vote all shares of Common Stock owned by it in favor of Allan
S. Bufferd in any election of members of the Board of Directors. Under the Investment Agreement, an "Independent Director" is defined as a director who is not (apart from such directorship) (i) an officer, affiliate, employee, principal stockholder, consultant or partner of Fluor Daniel or any affiliate of Fluor Daniel or of any entity that was dependent upon Fluor Daniel or any affiliate of Fluor Daniel for more than 3% of its revenues or earnings in its most recent fiscal year, (ii) an officer, employee, principal stockholder, consultant or partner of any entity that was dependent upon the Company or any affiliate of the Company for more than 3% of its revenues or earnings in its most recent fiscal year (unless agreed to in writing by Fluor Daniel) or (iii) an officer, director, employee, principal stockholder, consultant or partner of a person that is a competitor of Fluor Daniel or any of its affiliates (unless agreed to in writing by Fluor Daniel) or of the Company or any of its affiliates.

     Allan S. Bufferd, Ernie Green and Robert P. Schechter have served as the Independent Directors since May 10, 1996. Messrs. Bufferd and Green have been nominated to serve as the Independent Directors for the next year; however, effective December 31, 1996, Mr. Schechter resigned as a director of the Company. Although the Board of Directors has initiated and is continuing a search to find a replacement Independent Director, a suitable candidate has not been identified at the date of mailing this proxy statement. Proxies cannot be voted for more than six nominees. Pursuant to Section 223 of the Delaware General Corporation Law and Section 8.1(c) of the Company's By-laws, the Board of Directors will appoint a third Independent Director to serve until the next annual meeting of stockholders.

     On December 22, 1995, the Company entered into an employment agreement with Walter C. Barber pursuant to which, among other things, the Company is obligated to employ Mr. Barber as a director until May 10, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES FOR DIRECTOR.

DAVID L. MYERS, AGE 50

     Mr. Myers has been Chairman of the Board of the Company since May 10, 1996, when Fluor Daniel acquired a majority interest in the Company. Since July 1994 Mr. Myers has served as President, Environmental Strategies of Fluor Daniel. From 1984 until July 1994, he served as Fluor Daniel's Vice President of Business Units and of various other Fluor Daniel subsidiaries.

WALTER C. BARBER, AGE 55

     Mr. Barber has been a Director of the Company since 1989 and served as Chairman from 1993 to May 1996. Mr. Barber has served as President and Chief Executive Officer since joining the Company in 1989. From 1983 to 1989, Mr. Barber was Vice President of Environmental Management and Administration of Chemical Waste Management Inc., a hazardous waste management services company. Previously, Mr. Barber was Director of Research and Technology Development for the Uranium Mill Tailings Project of Jacobs Engineering Group, Inc., an engineering and construction firm. Mr. Barber was also an executive with the U.S. Environmental Protection Agency, holding positions as its Director of the Office of Air Quality Planning and Standards and as Director of the Standards and Regulations Division.

ALLAN S. BUFFERD, AGE 59

     Mr. Bufferd has been a Director of the Company since 1988. Since 1986 Mr. Bufferd has been the Deputy Treasurer and Director of Investments of the Massachusetts Institute of Technology ("M.I.T."). In such capacity Mr. Bufferd manages the assets of M.I.T.'s endowment and pension funds. Prior to 1986, Mr. Bufferd served as the Associate Treasurer and Recording Secretary of M.I.T. In that position he was primarily responsible for private placements and international and venture capital investments of M.I.T.'s endowment and pension assets. Mr. Bufferd is also a director of Massbank Corp., and he serves as a Trustee of Wheelock College and of the Whiting Foundation, and as Vice Chairman of the Board of the Beth Israel Deaconess Medical Center (Boston).

ERNIE GREEN, AGE 58

     Mr. Green has been a Director of the Company since May 10, 1996, when Fluor Daniel acquired a majority interest in the Company. He is founder, President and Chief Executive Officer of EGI, Inc., a manufacturer of automotive components. He is also President of Florida Engineering, Inc., a subsidiary of EGI. Mr. Green is a director of Acordia, Inc., Bank One, Dayton, N.A., DPL, Inc., Duriron Company, Inc., and Eaton Corporation.

J. MICHAL CONAWAY, AGE 48

     Mr. Conaway has been a Director of the Company since May 10, 1996, when Fluor Daniel acquired a majority interest in the Company. Since December 1996 he has served as Senior Vice President and Chief Financial Officer of Fluor Corporation, the holding company of Fluor Daniel. From May 1994 to December 1996, he served as Vice President and Chief Financial Officer, and from 1993 to May 1994, he served as Vice President, Finance, of Fluor Corporation. From 1988 until joining Fluor Corporation, Mr. Conaway was a Vice President, Chief Financial Officer and a director of National Gypsum Company and its parent, Aancor Holdings, Inc.

JAMES C. STEIN, AGE 52

     Mr. Stein has been a Director of the Company since May 10, 1996, when Fluor Daniel acquired a majority interest in the Company. Since May 1994 he has served as Group President, Diversified Services of Fluor Daniel. Mr. Stein served as Fluor Daniel's President, Business Units, from 1993 to May 1994, and as President, Industrial Sector, of Fluor Daniel from 1986 to 1994.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

GENERAL

     The Board of Directors of the Company held three meetings during the Interim Fiscal Year. Each of the Directors attended at least 75% of the meetings of the Board of Directors and of each Committee on which he serves. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee, of which Messrs. Bufferd (Chairman), Conaway, Green and Myers are currently members, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the

Company's auditors. The Audit Committee met twice during the Interim Fiscal Year. The Compensation Committee, of which Messrs. Green (Chairman), Bufferd, Myers and Stein are currently members, reviews and makes recommendations concerning executive salaries, bonuses and the Company's stock plans. The Compensation Committee met once during the Interim Fiscal Year. The Board of Directors does not currently have a standing nominating committee.

COMPENSATION OF DIRECTORS

     The compensation for the Interim Fiscal Year to the non-employee directors was $7,500 plus $1,000 for each day of attendance at meetings of the Board of Directors or Committees. (The full year compensation has been set at $15,000 plus $1,000 for each day of attendance at meetings.) In addition, directors were reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

     Under the Company's Amended and Restated 1995 Director Plan (the "Director Plan"), each non-employee director automatically receives a one-time option to purchase 5,000 shares of the Company's Common Stock. In addition, annually on the third Tuesday of June, each non-employee director receives an option to purchase 2,500 shares of the Company's Common Stock. The exercise price of the options is 100% of the fair market value of the Common Stock on the date options are granted. In the event of a change of control of the Company, all outstanding options automatically become fully exercisable. Options become exercisable in equal annual installments over three years, and they expire seven years from their date of grant. Options granted pursuant to the Director Plan are not assignable or transferable other than by will or the laws of descent and distribution, and are exercisable during an optionee's lifetime only by him.

     In the event an optionee ceases to be a member of the Board of Directors for any reason other than death or disability, any then unexercised options granted to such optionee under the Director Plan will, to the extent not then exercisable, immediately terminate and become void, and any options which are then exercisable but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent they are then exercisable, by the optionee within a period of thirty days following such time the optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

     In the event an optionee ceases to be a member of the Board of Directors by reason of his disability or death, any option granted under the Director Plan to such optionee shall be immediately and automatically accelerated and become fully vested, and any unexercised option may be exercised by the optionee (or by the optionee's personal representative, heir or legatee) until the scheduled expiration date of the option.

     Outstanding options under the 1995 Director Plan as of May 10, 1996 were adjusted pursuant to the Fluor Daniel Transactions (as defined in note 8 of the table "Share Ownership of Management and Principal Holders" elsewhere in this Proxy Statement).

CERTAIN BUSINESS RELATIONSHIPS

     In connection with the Investment Agreement, the Company and Fluor Daniel entered into a Marketing Agreement and an Intercompany Services Agreement pursuant to which the Company has received, and it is anticipated that the Company will receive in the future, revenues from Fluor Daniel; and pursuant to which Fluor Daniel has received, and it is anticipated that it will receive in the future, revenues from the Company. During the Interim Fiscal Year the amount of such revenues to either the Company or Fluor Daniel did not equal at least 5% of that entity's respective consolidated gross revenues. Messrs. Stein and Myers are officers of Fluor Daniel, and Mr. Conaway is an executive officer of Fluor Corporation, the holding company of Fluor Daniel.


               SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth information as of January 6, 1997 concerning the ownership of Common Stock by each current member of the Board of Directors, each nominee for director at the Annual Meeting, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, all current directors and executive officers as a group and each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock. Except as otherwise noted, the persons or entities identified have sole voting and investment power with respect to such shares.

                                                           Amount and Nature
                                                            of Beneficial
 Name and Address**                                           Ownership                        Percent
 ------------------                                           ---------                        -------
David L. Myers                                                     750                            *
Walter C. Barber                                               105,145(1)                        1.3%
Allan S. Bufferd                                                 4,278(2)                         *
Ernie Green                                                          0                            *
J. Michal Conaway                                                    0                            *
James C. Stein                                                       0                            *
Robert E. Sliney, Jr.                                           24,194(3)                         *
Wendell W. Lattz                                                24,412(4)                         *
J. Steven Paquette                                              15,204(5)                         *
Rhonnie L.  Smith                                                1,000                            *

All Current Directors and
Executive Officers as a group (14 persons)                     228,400(6)                        2.8%

Fluor Daniel, Inc.
3333 Michelson Drive
Irvine, CA 92730                                              6,168,970(7)                      61.8%
----------

 *   Represents   beneficial   ownership  of  less  than  1%  of  the  Company's
     outstanding shares of Common Stock.

 ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) Includes 59,440 shares subject to options under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1997, or within 60 days thereafter.

 (2) Includes 3,239 shares subject to options under the Company's Amended and Restated 1995 Director Plan exercisable at January 6, 1997, or within 60 days thereafter. The Massachusetts Institute of Technology ("M.I.T.") owns 12,964 shares with respect to which Mr. Bufferd has voting and investment power by virtue of his position as Deputy Treasurer and Director of Investments of M.I.T., subject to the policies and procedures of the Investment Committee of M.I.T. Mr. Bufferd disclaims beneficial ownership of such shares.

 (3) Includes 20,893 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1997, or within 60 days thereafter.

 (4) Includes 20,330 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1997, or within 60 days thereafter.

 (5) Includes 14,029 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan which are exercisable at January 6, 1997, or within 60 days thereafter.

 (6) Includes 163,163 shares subject to options granted under the Company's Amended and Restated 1987 Stock Plan and Amended and Restated 1995 Director Plan which are exercisable at January 6, 1997, or within 60 days thereafter.

 (7) Fluor Daniel, Inc. ("Fluor Daniel") is a global construction, engineering, maintenance and services company. It is a wholly-owned subsidiary of FD Engineers and Constructors, Inc., which in turn is a wholly-owned subsidiary of Fluor Corporation. On May 10, 1996 (the "Closing Date") the Company closed a series of transactions (the "Fluor Daniel Transactions") pursuant to which it issued to Fluor Daniel 4,400,000 shares (the "Shares") of Common Stock (approximately 54.5% of the total shares outstanding on the Closing Date) in exchange for $33,350,000 in cash and all of the shares of Fluor Daniel Environmental Services, Inc. ("FDESI"), a wholly-owned subsidiary of Fluor Daniel that provides environmental services primarily to agencies of the Federal government. Fluor Daniel used funds from Fluor to purchase the Shares. The transactions also included a recapitalization of the Company's Old Common Stock, and the Company entered into a Marketing Agreement with Fluor Daniel. On December 11, 1996, the Company granted Fluor Daniel an option to purchase 1,366,000 shares of Old Common Stock at a purchase price of $17.00 per share, which option was adjusted pursuant to the transactions to represent the right to purchase 1,768,970 shares of Common Stock at a purchase price of $13.1274 per share, which is exercisable between December 11, 1996 and December 11, 1998.


                             EXECUTIVE COMPENSATION

       The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries during the Interim Fiscal Year and each of the two previous full fiscal years of those persons who were, at October 31, 1996, the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "named executive officers"):

SUMMARY COMPENSATION TABLE

                               Annual Compensation

Name and                                                                        Long-Term Compensation
Principal Position                                                              Restricted
in Interim Fiscal                                                               Stock      Stock              Other
Year                                  Year (1)     Salary($)    Bonus($)(2)     Awards($)  Options(#)(3)      Compensation($)(4)
----                                  --------     ---------    -----------     ---------  -------------      ------------------
Walter C. Barber                        1996A      125,428              0           0              0               2,257
 President and                          1996       260,000         78,000(5)  247,500(6)      77,700               6,243
 Chief Executive Officer                1995       260,000        114,400           0          9,713               8,178


Robert E. Sliney, Jr.                   1996A       77,348              0           0              0                 991
  Vice President, Treasurer             1996       160,000         45,000           0         25,900               2,949
  and Chief Financial Officer           1995       157,418         52,800           0         16,188               4,945


Wendell W. Lattz                        1996A       72,540              0           0              0               1,039
  Sr. Vice President and                1996       150,000         35,000           0         25,900               3,321
  General Manager,                      1995       150,000         56,250           0          9,713               4,540
  South Region

J. Steven Paquette                      1996A       67,716              0           0              0               1,263
  Vice President and                    1996       140,000         40,000           0         25,900              19,307(7)
  General Manager,                      1995       139,138         26,250           0          9,713              15,889(7)
  North Region

Rhonnie L. Smith(8)                     1996A       67,238              0           0              0               3,000
  Vice President and
  General Manager,
  Government Services
  Division

--------------

 (1) Information regarding the Interim Fiscal Year is set forth in the row headed "1996A".

 (2) The amounts indicated under "Bonus" are based on service during the fiscal years indicated, although paid during the following fiscal year.

 (3) No new option grants were made during the Interim Fiscal Year. Pursuant to the Fluor Daniel Transactions, all outstanding options were adjusted, and the table sets forth the adjusted options.

 (4) The amounts indicated under "All Other Compensation" for the Interim Fiscal Year consist of (a) amounts contributed by the Company to match a portion of the employees' contributions under the Company's 401(k) Retirement Savings Plan (Mr. Barber, $1,425; Mr. Sliney, $800; Mr. Lattz, $937; Mr. Paquette, $1,171; and Mr. Smith, $3,000 (during the Interim Fiscal Year the Company matched each participating employee's contribution to the extent of 100% on the first 1%, and 25% on the next 4%, up to a maximum match on 5% of each employee's cash compensation, but not greater than the maximum allowable under the Internal Revenue Code); and (b) the dollar value of premiums paid by the Company during the Interim Fiscal Year with respect to life insurance for the benefit of the named executive officers (Mr. Barber, $832; Mr. Sliney, $191; Mr. Lattz, $102; and Mr. Paquette, $92.

 (5) Mr. Barber's bonus was paid 50% in cash ($39,000) and 50% in stock (3,714 shares of Common Stock, valued at $10.50 per share on June 10, 1996).

 (6) Represents the dollar value on June 27, 1995, the award date, of an award to Mr. Barber of 20,000 shares of restricted Old Common Stock. On such date, the fair market value of the Old Common Stock was $12.375. Restrictions with respect to 100% of these shares lapsed upon the change of control of the Company pursuant to the Fluor Daniel Transactions described elsewhere in this Proxy Statement. If a change of control had not occurred, restrictions on these shares would have lapsed on September 19, 2002, or earlier in the event certain operating performance targets for the Company were met. The amount ultimately realized by Mr. Barber in respect of these shares depends upon the value of the shares when he sells them.

 (7) Includes $16,219 in 1996 and $11,035 in 1995 relating to forgiveness of a loan. Upon hiring Mr. Paquette in February 1993, the Company agreed to continue a loan he received from his previous employer for relocation expenses, which was required to be repaid when he left to join the Company.

 (8) Mr. Smith joined the Company on May 13, 1996 in connection with the Fluor Daniel Transactions.


OPTION GRANTS IN LAST FISCAL YEAR

  There were no stock options granted to the named executive officers in the Interim Fiscal Year.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

      The following table sets forth information regarding options exercised by the named executive officers during the Interim Fiscal Year, as well as the number of shares covered by all exercisable and non-exercisable stock options held by these individuals at year-end.

                                                                 Number of Securities                Value of Unexercised
                                                                Underlying Unexercised               In-the-Money Options
                        Shares Acquired         Value         Options at Fiscal Year-End            at Fiscal Year-End($)(1)
Name                    on Exercise (#)       Realized ($)   Exercisable      Unexercisable        Exercisable Unexercisable
----                    ---------------       ------------   -----------      -------------        ----------- -------------
Walter C. Barber              0                   0            81,714            128,222                   0         0
Robert E. Sliney, Jr.         0                   0            22,598             36,024                   0         0
Wendell W. Lattz              0                   0            23,050             33,154                   0         0
J. Steven Paquette            0                   0            14,569             14,569                   0         0
Rhonnie L. Smith              0                   0                 0                  0                   0         0

-------------

 (1) The value of unexercised in-the-money options at year-end assumes a fair market value for the Company's Common Stock of $8.31, the average of the high and low prices of the Company's Common Stock on October 31, 1996 (the end of the Interim Fiscal Year).

EMPLOYMENT AGREEMENTS

      In December 1995 the Board of Directors determined that the Fluor Daniel Transactions posed significant personal uncertainty to certain key employees who were important to either the consummation and implementation of the Fluor Daniel Transactions, or the realization of the anticipated benefits of the affiliation with Fluor Daniel and the conduct of the Company's business after the Fluor Daniel Transactions, or both. For that reason, the Company entered into employment agreements with certain of its employees, including the named executive officers other than Mr. Smith, who joined the Company in connection with the Fluor Daniel Transactions.

      The employment agreements provide that the named executive officer shall be employed with the Company for a designated period (the "Employment Period"). The Employment Period for Mr. Barber is three years and the Employment Period for the other named executive officers is two years. In general, the employment agreements specify that the named executive officer is to remain employed in a position having comparable responsibilities as that held by the individual on the date of the relevant employment agreement at a salary no lower than the salary payable to the individual on that date, except that Mr. Barber's employment agreement specifies that he be employed as the Chief Executive Officer and as a member of the Board of Directors of the Company. The employment agreements of the other named executive officers state, however, that organizational changes resulting in reassignments or changes in reporting relationships are to be expected and will not by themselves result in a breach of their employment agreements. The employment agreements also provide that the Company will not require the named executive officers to relocate as a condition of continued employment except where relocation is reasonably required by a customer in connection with long-term work for such customer. The employment agreements also provide, however, that the employee consider in good faith any request by the

Company to relocate, and contain an acknowledgment by the employee that employment may entail substantial travel, which travel shall not constitute a breach of the employment agreements.

      The employment agreements further provide that the Company may terminate the named executive officer's employment prior to the end of the Employment Period without cause upon thirty days' prior written notice. In the event of a termination without cause, the named executive officer will be entitled to the greater of (a) salary at a rate equal to the employee's salary at the time of termination for the duration of the Employment Period, plus continued payment by the Company of its portion of all health benefits (so long as the named executive officer elects to continue benefits and continues to pay his share of the cost of such benefits) or (b) all amounts payable to the employee under the Company's severance plan as in effect on the date of such termination. In addition, on the date of such termination (x) all stock options held by the named executive officer will automatically become fully exercisable in accordance with their terms and (y) all restrictions on any stock granted by the Company to the named executive officer, including without limitation any repurchase or vesting provisions, will lapse and be of no further force and effect. The named executive officer is also entitled to the above compensation in the event that the Company fails to correct its material breach of the terms of the employment agreement within ten days following written notification of such material breach by the named executive officer.

      Under the employment agreements the Company may terminate the named executive officer's employment prior to the end of the Employment Period for cause upon written notice to the individual. The employment agreements define "for cause" to include one or more of the following: (i) misappropriation by the employee of any money or material amount of other assets or property (tangible or intangible) of the Company; (ii) the individual's continuing, repeated and willful failure or refusal to perform reasonable assignments given to individual which are commensurate with his position or responsibilities; (iii) conviction of the individual of a felony; (iv) material breach by individual of any material Company policy or the terms of any written agreement between named executive officer and the Company. Upon a termination for cause, the Company will pay to the named executive officer salary and benefits owed to him as of the date of such termination. If the named executive officers were terminated without cause on the last day of the Interim Fiscal Year, the approximate value of the severance and other benefits (if the named executive officer had elected to continue health benefits) to such individuals would be as follows: Mr. Barber, $670,032; Mr. Sliney, $249,785; Mr. Lattz, $232,823; and Mr. Paquette, $217,823.


                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      The executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which is currently composed of Messrs. Bufferd and Green, the two Independent Directors of the Company, and Messrs. Myers and Stein of Fluor Daniel. It has the responsibility for all compensation matters for the Company's senior management. The Compensation Committee alone sets the compensation for Walter C. Barber (the "CEO") and sets the compensation of the other executive officers with recommendation from the CEO. All decisions by the Compensation Committee are submitted to the full Board of Directors for final approval.

      The Securities and Exchange Commission requires disclosure of companies' policies for executive compensation to enable stockholders to better understand the reasons for the compensation of the CEO and the other four most highly compensated executive officers. The disclosure required for these named executive officers includes compensation tables and a report explaining the rationale and considerations that form the bases of the Compensation Committee's executive compensation decisions affecting those individuals. Set forth below is the Compensation Committee's report addressing these matters.

COMPENSATION PHILOSOPHY AND PRINCIPLES

      Under the direction of the Compensation Committee, the Company has maintained the philosophy that compensation of all employees should be closely linked to performance. Consequently, increases of employees' cash compensation in the form of salary and bonus historically have been greater in more profitable years and less in less profitable years. In addition, to provide incentive for the Company's long-term success, certain employees have received options at fair market value that vest over a period of years, and have an opportunity to participate in the Company's Amended and Restated 1986 Employee Stock Purchase Plan, which provides a discount on purchases of the Company's Common Stock through payroll deductions. The Compensation Committee believes that executive officers, who are ultimately responsible for the successful financial performance of the Company, should be compensated under these same principles.

      The Company is dedicated to total customer satisfaction, creating opportunities for employees' development and success, encouraging innovation and continuous improvement of technology and aggressively pursuing profitable growth. To achieve these goals, the Compensation Committee believes the executive compensation program must create financial opportunities for senior managers. The guiding principles of the Compensation Committee are to:

 o Create a compensation program that supports the Company's strategic goals in its industry and thus enhances stockholder value;

 o     Provide  a  competitive   compensation  program  to  attract  and  retain
       qualified senior managers necessary for long-term success;

 o Establish a direct and substantial relationship between cash compensation and performance to motivate senior managers for short-term results;

 o Align the interests of senior managers with the long-term interests of stockholders through award opportunities to acquire the Company's stock; and

 o     Reevaluate   compensation  decisions  annually  to  ensure  alignment  of compensation practices with the Company's goals.

     COMPENSATION POLICIES AND PRACTICES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee maintained the Company's executive compensation program for the Interim Fiscal Year consistent with the previous fiscal year, which program was comprised of cash compensation in the form of base salary, potential profit sharing and bonus, and benefits typically offered executives in corporations of similar size and in similar businesses as the Company. During the Interim Fiscal Year, the Compensation Committee also began an evaluation of the compensation program for the 1997 fiscal year.


CASH COMPENSATION
-----------------

     The Compensation Committee believes that compensation of the Company's executive officers, including the named executive officers, should be substantially linked to operating performance. Base salaries are designed to be competitive within the industry and reflect individual performance. The Bonus Performance Plan is intended to provide opportunity for cash compensation competitive with median levels of the Company's competitors included in the peer group index set forth in the Performance Graph contained elsewhere in this proxy statement, as well as other companies of similar size included in independent survey data. The Compensation Committee made no changes for cash compensation to executive officers during the Interim Fiscal Year. In addition, to provide cash incentives to all employees, including the CEO and the other executive officers, the Company continued the profit sharing plan, which provides that 10% of pre-tax earnings on an annual basis are to be distributed to employees in proportion to their base compensation. No distributions were made under this profit sharing plan for the Interim Fiscal Year.

LONG-TERM INCENTIVE PROGRAM
---------------------------

     Under the Amended and Restated 1987 Stock Plan (the "1987 Plan"), the Compensation Committee had established an incentive program to reward executive officers and others in the Company for delivering long-term value to the Company's stockholders. Stock option grants provide executive officers and other senior managers rights to purchase shares of the Company's Common Stock at the fair market value (the closing price of the Common Stock) on the date of grant, which vest over a period of time. Since June 1990 the Compensation Committee has typically granted options upon hire of the executive officer and at its June meeting each year for all senior managers. In June 1995 the Compensation Committee made larger than usual option grants with the expectation that no grants to executive officers would be made in June 1996. No grants were made in June 1996. The 1987 Plan terminated effective January 30, 1997, and the Board of Directors, with the Compensation Committee's recommendation, has adopted a new stock plan to continue the authorization of the 1987 Plan (see "Proposal to Approve the 1997 Stock Plan" elsewhere in this proxy statement).

TAX DEDUCTIBILITY LIMIT
-----------------------

     The Omnibus Budget Reconciliation Act of 1993 added a new Section 162(m) to the Internal Revenue Code of 1986 (the "Code"). Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is no longer deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The Compensation Committee has reviewed the Company's executive compensation plans and believes that the impact of Section 162(m) upon the Company will not be significant for the next several years because no executive officer the Company is likely to be paid compensation exceeding $1 million. The Compensation Committee will consider the effect of Section 162(m) in authorizing or recommending future executive compensation arrangements.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In June 1995 the Compensation Committee substantially changed the CEO's compensation plan for the 1996 Fiscal Year. It fixed the CEO's base salary at $260,000, the same as the previous two years, and planned no increase in base salary for the next five years. The CEO's target bonus was raised from 40% to 50% of base salary, and it was decided that any bonus would be paid 50% in cash and 50% in Common Stock. The Board did not increase the CEO's base salary for the Interim Fiscal Year and no bonus was paid to Mr. Barber for the Interim Fiscal Year because the Company did not meet performance goals.

Ernie Green, Chairman
Allan S. Bufferd
David L. Myers
James C. Stein

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return (assuming an investment of $100 on April 28, 1991 (the beginning of the Company's old fiscal year)) on its Old Common Stock during the five year period presented and on its Common Stock during the Interim Fiscal Year (May 1 through October 31, 1996) with the cumulative return during the same periods of the Nasdaq Stock Market - U.S. Index and index of peer companies selected by the Company consisting of companies engaged in the environmental services industry.(1) The stock price performance on the graph below is not necessarily indicative of future price performance.




     [The following plot points were used in creating the performance graph]

                                                  Cumulative Total Return
                                 -----------------------------------------------
                                 4/91    4/92    4/93    4/94    4/95    4/96    10/96
                                 ----    ----    ----    ----    ----    ----    -----
Flour Daniel/GTI Inc     FDGT     100     101      73      66      59      64       56

PEER GROUP               PPEERI   100      70      54      57      43      37       36

NASDAQ STOCK MARKET-US   INAS     100     121     139     155     180     257      263



     (1) In addition to the Company, the peer group includes: Smith Technology Corp., Dames & Moore Inc., EMCON, Handex Corporation, Harding Lawson Associates Group, Inc., International Technology Corporation, OHM Corporation, TRC Companies, Inc. and Roy F. Weston, Inc. Information concerning the peer group and the Nasdaq Stock Market-U.S. was supplied to the Company by Research Data Group of San Francisco, CA.

     The Board Compensation Committee Report on Executive Compensation and the Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     PROPOSAL TO APPROVE THE 1997 STOCK PLAN

     The 1997 Stock Plan (the "1997 Plan") was adopted by the Board of Directors of the Company as of January 8, 1997, subject to stockholder approval. The Amended and Restated 1987 Stock Plan (the "1987 Plan") expired on January 31, 1997 with 289,721 shares authorized and available for grant. The 1997 Plan continues the stock program by authorizing 290,000 shares for grant under the 1997 Plan. Management of the Company believes that the 1997 Plan is important to permit the Board of Directors to provide incentives to present employees and to attract and retain qualified candidates for future positions.

                          DESCRIPTION OF THE 1997 PLAN

ADMINISTRATION

     The Compensation Committee of the Company administers the 1997 Plan. The Compensation Committee currently consists of Messrs. Bufferd, Green, Myers and Stein, all non-employee directors of the Company.

     Subject to the terms of the 1997 Plan, the Compensation Committee has the authority to determine to whom options may be granted (subject to certain eligibility requirements for grants of Incentive Stock Options ("ISOs")), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which options will be granted, and other terms and provisions governing the options, a well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of options; provided, however, that the 1997 Plan shall be administered so that stock options or awards granted under the 1997 Plan will qualify for the benefits provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The interpretation or construction by the Compensation Committee of the 1997 Plan or any option granted under it will be final.

     The Compensation Committee determines the number of shares of the Company's Common Stock covered by any grant that may be made to an executive officer under the 1997 Plan. Because such number, if any, is entirely in the discretion of the Compensation Committee, the benefits or amounts to be received by or allocated to the executive officers are not determinable.

ELIGIBLE EMPLOYEES AND OTHERS

     Subject to the above-mentioned limitations, ISOs under the 1997 Plan may be granted to any employee of the Company or its subsidiaries. Only those officers and directors of the Company who are employees may be granted ISOs under the 1997 Plan. In no event may the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year
(under all stock option plans of the Company) exceed $100,000. Non-Qualified Options may be granted to any director, officer, employee or consultant of the Company or its subsidiaries.

     Outstanding Options are subject to adjustment as described hereinafter under "Changes in Stock; Recapitalization and Reorganization." Pursuant to the terms of the 1997 Plan, shares subject to Options which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the 1997 Plan.

GRANTING OF OPTIONS

     Options may be granted under the 1997 Plan at any time after January 8, 1997 and prior to January 8, 2007. The Compensation Committee may with the consent of the holder of an ISO, convert an ISO granted under the 1997 Plan to a Non-Qualified Option.

NON-QUALIFIED OPTION PRICE

     The exercise price per share of Non-Qualified Options granted under the 1997 Plan cannot be less than minimum legal consideration required under the laws of the State of Delaware or the laws of the jurisdiction in which the Company or its successors may be organized.

ISO PRICE

     The exercise price per share of ISOs granted under the 1997 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than ten percent of the total combined voting power of all classes of stock of the Company, 110 percent of the fair market value of the Common Stock on the date of grant.

OPTION DURATION

     The 1997 Plan requires that each Option expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee owning more than ten percent of the total combined voting power of all classes of stock of the Company, such ISO will expire on the date specified by the Compensation
Committee, but not more than five years from its date of grant. As a general matter, stock options granted under the 1997 Plan will expire seven years after the date of grant.

EXERCISE OF OPTIONS AND PAYMENT FOR STOCK

     Each Option granted under the 1997 Plan is exercisable as follows:

     A. The Option is either fully exercisable at the time of grant or becomes exercisable in such installments as the Compensation Committee may specify.

     B. Once an installment becomes exercisable it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Compensation Committee.

     C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

     D. The compensation Committee has the right to accelerate the rate of exercise of any installment (subject to the $100,000 per year limit on the fair market value of Common Stock subject to ISOs granted to any employee that become exercisable in any calendar year).

     Exercise of an Option under the 1997 Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the shares in full in cash or by check, or at the discretion of the Compensation Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option, or at the discretion of the Committee, by delivery of the optionee's personal recourse note or by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option by the optionee's broker or selling agent. Such written notice will also identify the Option being exercised and specify the number of shares as to which the Option is being exercised.

EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

     If an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs will terminate on the date of termination of employment (but not later than their specified expiration dates), except to the extent that such ISOs have been converted into Non-Qualified Options. Leave of absence with the written approval of the Compensation Committee will not constitute an interruption of employment provided that such approval contractually requires the Company to continue the employment of the employee after the leave of absence. Employment will also be considered as continuing uninterrupted during any other bona fide leave of absence (including illness, military obligations or governmental service) provided that such leave does not exceed 90 days or, if longer, any period during which the employee's right to re-employment is guaranteed by statute. Nothing in the 1997 Plan is deemed to give any optionee the right to be retained in employment by the Company for any period of time. Options granted under the 1997 Plan are not affected by any change of employment among the Company and its subsidiaries so long as the optionee continues to be an employee of the Company or a subsidiary.

     If an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of death, but the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 180 days from the date of the optionee's death but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Company by reason of his or her disability (as defined in Section 22(e)(3) of the Code) the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent exercisable on that date, any time within 180 days from the date of termination of employment but not later than the specified expiration date of the ISO).

     Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Compensation Committee.

NON-ASSIGNABILITY OF OPTION

     Only the optionee may exercise an Option; no assignments or transfers are permitted without prior authority from the Compensation Committee. An Option may be transferred by will or by the laws of descent and distribution.

CHANGES IN STOCK; RECAPITALIZATION AND REORGANIZATION

     In the event  shares of  Common  Stock of the  Company  are  subdivided  or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock are exchanged for other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments will be made in the purchase price per holding restricted Common Stock obtained by the exercise of an Option receives new, additional or different securities in connection with any Company transaction described in this paragraph, such new securities will be subject to respect to which the new securities were issued.

     In the event the Company issues any of its shares as a stock dividend upon or with respect other shares of stock of the class which at the time are subject to any Options, each optionee upon exercising such an Option will be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he or she is exercising his or her Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he or she would have received if he or she had been the holder of the shares as to which he or she is excising his or her Option at all times between the date of grant of such Option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares reserved for issuance upon the exercise of Options under the 1997 Plan will also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, with respect to ISOs, the adjustments described above will be made only after the Compensation Committee, in consultation with legal counsel, has determined whether such adjustments would constitute a modification of such ISOs and will not cause adverse tax consequences to the holders of ISOs.

AMENDMENT, SUSPENSION AND TERMINATION

     The Board of Directors may terminate or amend the 1997 Plan in any respect at any time, except that, without the approval of the stockholders within twelve
(12) months before or after the Board of Directors adopts a resolution authorizing any of the following action: (a) the total number of shares that may be issued under the 1997 Plan may not be increased except as previously described under "Changes in Stock; Recapitalization and Reorganization"; (b) the provisions regarding eligible employees may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment referred to above); and (d) the expiration date of the 1997 Plan may not be extended. No action of the Board of Directors or stockholders, however, may, without the consent of an optionee, alter or impair his other rights under any Option previously granted to him or her.

MISCELLANEOUS

     The proceeds received by the Company from the sale of shares pursuant to the 1997 Plan are to be used for general corporate purposes. The Company's obligation to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-Qualified Options for less than fair market value may require the holder to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Compensation Committee may condition the grant or exercise of any Option on the payment to the Company of such taxes. An employee is required to notify the Corporation in the event that he or she disposes of shares acquired on the exercise of an ISO prior to the later of two years from the date of gant or one year from the date of exercise of the ISO. Unless terminated earlier by the Compensation Committee, the 1997 Plan will expire on January 8, 2007.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE 1997 PLAN, AND OF CERTAIN OTHER RIGHTS GRANTED UNDER THE 1997 PLAN, IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT
REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

     A. Incentive Stock Options. The following general rules are applicable for federal income tax purposes under existing law to ISOs granted under the 1997
Plan:

          1. Generally, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of an ISO.

          2. Generally, the Company will not be entitled to a federal income tax deduction upon either grant or exercise of an ISO under the 1997 Plan.

          3. If shares acquired upon exercise of an ISO are not disposed of within: (I) two years from the date the ISO was granted; or (ii) one year from the date the shares are transferred to the optionee pursuant to the exercise of the ISO (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          4. If shares acquired upon exercise of an ISO are disposed of an the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of: (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price; or (ii) the actual gain on disposition, will be taxed to the option as ordinary income in the year of such disposition.

          5. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a corresponding deduction for federal income tax purposes.

          6. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of: (i) the exercise price; and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

          7. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the share exceeds one year.

          8. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

          9. In addition to the tax consequences described above, the exercise of any ISO may result in an "alternative minimum tax." The alternative minimum tax (at a maximum rate of 28 percent) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduce by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          10. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10 percent stockholders.

     B. Non-Qualified Options. The following general rules are applicable under current federal income tax law to options granted under the 1997 Plan which do not qualify as ISOs ("Non-Qualified Options"):

          1. In general, an optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Company will not be entitled to a federal income tax deduction upon such grant.

          2. An optionee generally will recognize ordinary income at the time of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will require the optionee to make the appropriate arrangements for the withholding of taxes on this amount.

          3. When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in am amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the exercise price plus the amount previously taxable to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, this gain or loss will be long-term capital gain or loss.

          4. When an optionee recognizes ordinary income attributable to a Non-Qualified Option, the Company general will be entitled to a corresponding federal income tax deduction.

          5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

          6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10 percent stockholders.

OPTIONS OUTSTANDING

     As of the Record Date, no shares of Common Stock had been issued and no stock options granted under the 1997 Plan. As of the Record Date (which was the date the 1987 Plan expired and no further options could be granted thereunder) options to purchase 1,365,442 shares of Common Stock were outstanding under the 1987 Plan. The closing price of the Company's Common Stock on the Record Date was $8.00 per share.

     Approval of the amendments to the 1997 Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company eligible to vote and present and voting on this matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 STOCK PLAN.

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP for appointment by the stockholders as independent public accountants for the purpose of auditing and reporting upon the financial statements of the Company for its fiscal year ending October 31, 1997. The firm of Ernst & Young was engaged on December 12,1996, at which time the Company's former auditing firm, Coopers & Lybrand LLP, was dismissed. At no time preceding the engagement of Ernst & Young were there any material disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The reports of Coopers & Lybrand on the combined financial statements for the year ended April 27, 1996 and for the interim fiscal year ended October 31, 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     The selection of Ernst & Young to serve as independent public accountants was based upon a recommendation by the Audit Committee and was approved by the full Board. Ernst & Young serves as the independent public accountants for Fluor Corporation, the parent company of Fluor Daniel, Inc., the owner of approximately 54% of the Company's outstanding Common Stock. Representatives of Ernst & Young are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THIS
SELECTION.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent stockholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Common Stock. Copies of those reports must also be furnished to the Company. The Company is required to identify any of those persons who do not file those reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the Interim Fiscal Year all filing requirements applicable to directors, executive officers and ten percent stockholders have been complied with.


                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than October 15, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.

     The Company's By-laws require stockholders to give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director at an annual meeting or special meeting at which directors are to be elected. For purposes of the Annual Meeting, such notice must be received on or before, February 26, 1997 by Catherine L. Farrell, Secretary, at the Company's executive offices.

                            EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telecopy, following the original solicitation.

                                                                       EXHIBIT A

                             FLUOR DANIEL GTI, INC.
                                 1997 STOCK PLAN


     1. PURPOSE. This 1997 Stock Plan (the "Plan") is intended to provide incentives (a) to the employees of Fluor Daniel GTI, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986 (the "Code"); (b) to employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not quality as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock of the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively as those terms are defined in Section 424 of the Code.

     2.  ADMINISTRATION OF THE PLAN.

          A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board of no less than two members (the "Committee"); provided, that, to the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3") of the Securities Exchange Act of 1934, with respect to specific grants of Stock Rights, the Plan shall be administered by non-employee directors within the meaning of Rule 16b-3. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option, Award or authorization for Purchase granted under it.

          B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. No Stock Right shall be granted to any person who is, at the time of the proposed grant, a member of the Board, unless such member of the Board is also an employee of the Company and such grant is awarded consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board in all other respects shall be made in accordance with the provisions of this Plan applicable to other eligible persons. Subject to the first sentence of paragraph 2(A), members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     3. ELIGIBLE EMPLOYEE AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee or consultant of the Company or any Related Corporation. Directors who are not employees of the Company or any Related Corporation shall not be eligible to receive ISOs, Non-Qualified Options, Awards or authorizations to make Purchases. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 290,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued pursuant to ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

     5. GRANTING OF OPTIONS, AWARDS AND AUTHORIZATIONS TO MAKE PURCHASES. Stock Rights may be granted under the Plan at any time after January 8, 1997 and prior to January 8, 2007. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Rights; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

     6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

          A. PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of the jurisdiction in which the Company or its successors in interest may be organized.

          B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

          C. $100,000 ANNUAL LIMITATION ON ISO'S. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

          D. DETERMINATION OF FAIR MARKET VALUE. If, at any time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange; or
(ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List; or (iv) if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. VESTING. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B.  FULL  VESTING  OF  INSTALLMENTS.   Once  and  installment  becomes
exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(c).

     9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate on the date he ceases to be employed, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installment thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.  DEATH; DISABILITY; DISSOLUTION.

          A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

          B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

          C. DISSOLUTION. If the grantee of a Stock Right is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such grantee is not the surviving entity, any Stock Right granted to such entity under this Plan shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which the Stock Right was properly exercised before such dissolution or other event.

     11. ASSIGNABILITY. Except as provided in this paragraph 11, no Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of the grantee each Stock Right shall be exercisable only by him. The Committee may, in its discretion, authorize all or a portion of the options granted to an optionee to be on terms which permit transfer by such optionee to (a) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners; provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph 11, and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with this paragraph 11. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of paragraphs 9 and 10 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in paragraphs 9 and 10.

     12. TERMS AND CONDITIONS OF OPTIONS. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the happening of any of the following described events, an optionee's rights with respect to Options granted to him hereunder, and the recipient's rights with respect to Common Stock acquired pursuant to a Purchase or Award hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the recipient and the Company relating to such Stock Right.

          A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or stock dividend.

          B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise ("Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder
(the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

          D. MODIFICATIONS OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan, and the grantee shall receive from the Company cash in lieu of such fractional shares.

          H. ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price share for either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board as of January 8, 1997, subject to approval of the Plan by the holders of a majority of the outstanding shares of

Common Stock of the Company at the next Meeting of Stockholders. The Plan shall expire on January 8, 2007 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. If the approval of stockholders is not obtained by January 8, 1998, any grants of Stock Rights under the Plan made prior to that date will be rescinded. The Board may terminate or amend the Plan in any respect at any time, except that, as may be required by the Code or the rules of any national securities exchange, Nasdaq or other over-the-counter quotation service on which the Company's Common Stock is then listed or quoted, without the approval of the stockholders obtained within 12 months before or after the Board adopts resolutions authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercises of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes.

     20. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives ISOs shall agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Options, Awards and Purchases shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.



                             FLUOR DANIEL GTI, INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MARCH 19, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Fluor Daniel GTI, Inc., a Delaware corporation, revoking all prior proxies, hereby appoints DAVID L. MYERS and WALTER C. BARBER, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of Fluor Daniel GTI, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fluor Daniel GTI, Inc., to be held at the Couryard Marriott, 300 River Ridge Drive, Norwood, Massachusetts on Wednesday, March 19, 1997 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, as set forth on the reverse side and, in their discretion, upon any other business that may properly come before the meeting. Attendance of the undersigned at the meeting or any adjournment session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.



--------------------------------------------------------------------------------

PLEASE  VOTE,  DATE AND  SIGN ON OTHER  SIDE AND  RETURN  PROMPTLY  IN  ENCLOSED
ENVELOPE.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

     Please sign this proxy exactly as your name appears on the books of the Company. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

----------------------------------            ----------------------------------

----------------------------------            ----------------------------------

----------------------------------            ----------------------------------









[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                             ----------------------
                             FLUOR DANIEL GTI, INC.
                             ----------------------

RECORD DATE OF SHARES:



1. To vote for the election of the nominees listed below (except as otherwise noted), to serve the ensuing year, or until their successors are elected and qualified.
                     [ ] FOR [ ] WITHHOLD [ ] FOR ALL EXCEPT

            WALTER C. BARBER, ALLAN S. BUFFERD, J. MICHAL CONAWAY,
                 ERNIE GREEN, DAVID L. MYERS AND JAMES C. STEIN

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEES.

2. To consider and act upon a proposal to approve the 1997 Stock Plan.
                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To consider and act upon the matter of ratifying the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1997.
                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

   To transact such other business as may properly come before the Annual meeting and at any adjuornment thereof.

   Mark box at right if an address change or
   comment  has been noted on the reverse side
   of this card.                            [ ]


                                                --------------------------------
Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------


Stockholder sign here                   Co-owner sign here
--------------------------------------------------------------------------------

 ___  ___  ___  ___  ___  ___  ___  ___  ___  ___  ___  ___  ___  ___  ___  ___
 DETACH CARD                                                        DETACH CARD









                             FLUOR DANIEL GTI, INC.


Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, March 19, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Fluor Daniel GTI, Inc.